SIXTH AMENDMENT

TO

THIRD AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

This SIXTH amendment (the “Amendment”) to the Third Amended and Restated Investment Management Agreement is made as of the July 1, 2022 by and between AQR Funds (“Trust”), on behalf of each Fund listed on Exhibit A, and AQR Capital Management, LLC (“AQR”).

WHEREAS, the parties hereto entered into a Third Amended and Restated Investment Management Agreement dated and effective as of January 29, 2017, as amended (the “Agreement”); and

WHEREAS, the parties hereto wish to amend Exhibit A of the Agreement in order to amend advisory fee terms with respect to the AQR Emerging Multi-Style II Fund and the AQR Style Premia Alternative Fund.

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, Trust and AQR agree as follows:

1.	AMENDMENT OF EXHIBIT A. Exhibit A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Exhibit A attached hereto.

2.	Except as modified hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

AQR FUNDS	AQR CAPITAL MANAGEMENT, LLC

By:	By:
Name: Nicole DonVito	Name: Evan Gordon
Title: Chief Legal Officer, Secretary and Vice President	Title: Managing Director

EXHIBIT A

(Amended as of July 1, 2022)

Name of Series	Commencement Date	Advisory Fee Each fee will be based on the average daily net assets of the Fund managed by the Adviser, and calculated as described in Section 7 of the Agreement.
AQR Multi-Asset Fund	June 10, 2010	0.60%

AQR Diversified Arbitrage Fund	October 1, 2010	1.00%

AQR Long-Short Equity Fund	July 16, 2013	1.10%

AQR Managed Futures Strategy HV Fund	July 16, 2013	1.45%

AQR Style Premia Alternative Fund	October 30, 2013	1.30%

AQR Managed Futures Strategy Fund	January 5, 2010	1.05%

AQR Risk Parity II MV Fund	November 5, 2012	0.60%

AQR Risk-Balanced Commodities Strategy Fund	July 9, 2012	0.80%

AQR Macro Opportunities Fund	April 8, 2014	1.00%

AQR Equity Market Neutral Fund	September 17, 2014	1.10%

AQR Large Cap Momentum Style Fund	July 9, 2009 (Class L); December 17, 2012 (Class N)	0.25%

AQR Small Cap Momentum Style Fund	July 9, 2009 (Class L); December 17, 2012 (Class N)	0.45%

AQR International Momentum Style Fund	July 9, 2009 (Class L); December 17, 2012 (Class N)	0.40%

AQR Large Cap Defensive Style Fund	July 9, 2012	0.25%

AQR International Defensive Style Fund	July 9, 2012	0.40%

AQR Large Cap Multi-Style Fund	March 26, 2013	0.25%

AQR Small Cap Multi Style Fund	March 26, 2013	0.45%

AQR International Multi-Style Fund	March 26, 2013	0.40%

AQR Emerging Multi-Style II Fund	February 12, 2015	0.50%

AQR Global Equity Fund	December 31, 2009	0.60%

AQR International Equity Fund	August 28, 2009	0.65%